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                                                                    EXHIBIT 10.1

                                     WAIVER

I, Anthony G. Petrello, hereby agree that my loan in the amount of $2,881,915 made pursuant to Section 9.[c] Reimbursement of Business and Other Expenses:
Perquisites. and Schedule 9.[c] of my Employment Agreement effective the 1st day of October, 1996, as amended, by an between Nabors Industries, Inc., a Delaware Company and Anthony G. Petrello, [the "Employment Agreement"] which is currently due on or before September 30, 2006, shall not be further extended, notwithstanding the provisions of my Employment Agreement.

                                             /s/ Anthony G. Petrello
                                             -----------------------------------
                                             Anthony G. Petrello

                                             Dated: September 27, 2002